EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-127626 and 333-127631) of ACCO Brands Corporation of our report dated March 20, 2006 relating to the financial statements and financial statement schedules, which appear in this Form 10-K. We also consent to the reference to us under the heading “Selected Historical Financial Data” in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Chicago, Illinois
March 20, 2006